UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2010

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060
(Address of principal executive offices)

(832) 598-0470
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 20, 2010, Far East Energy Corporation, a Nevada corporation (the “Company”), entered into a placement agency agreement (the “Placement Agreement”) with Macquarie Capital (USA), Inc. (the “Macquarie”) pursuant to which Macquarie agreed to act as placement agent on a best efforts basis in connection with the sale of 105,515,300 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) in a registered direct public offering (the “Offering”).   The Common Stock being offered in the Offering is being sold at a purchase price of $0.33 per share and will be issued pursuant to a prospectus supplement or supplements filed with the Securities and Exchange Commission (“SEC”) included in the Company’s shelf registration statement on Form S-3 (File No. 333-162019), which became effective on November 4, 2009.

Pursuant to the Placement Agreement, the Company has agreed to pay Macquarie an arranging fee equal to 5.6762% of the gross proceeds of the offering.  The Company will also reimburse certain expenses of Macquarie (including legal fees) in an amount up to $200,000 in accordance with the Placement Agreement.  The Placement Agreement also contains customary representations, warranties, covenants, customary conditions to closing and indemnification obligations.

The net proceeds to the Company from the Offering, after deducting placement agent fees and the Company’s estimated offering expenses, are expected to be approximately $32.5 million.    The Company intends to use these net proceeds to continue the drilling, completion and testing of coal bed methane wells in China, for general corporate purposes and potentially to repay certain debts that may become due.  The Closing is expected to occur on or about August 24, 2010, subject to the satisfaction of customary closing conditions.

The description of the Placement Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Placement Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 20, 2010, the Company issued a press release announcing the Offering.  A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.  The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit
Number	Description

5.1	Opinion of Coppedge Emmel & Klegerman PC

10.1	Placement Agency Agreement between Far East Energy Corporation and Macquarie Capital (USA), Inc.

23.1	Consent of Coppedge Emmel & Klegerman PC (incorporated by reference to Exhibit 5.1 of this Current Report on Form 8-K)

99.1	Press Release

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 20, 2010

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description

5.1	Opinion of Coppedge Emmel & Klegerman PC

10.1	Placement Agency Agreement between Far East Energy Corporation and Macquarie Capital (USA), Inc.

23.1	Consent of Coppedge Emmel & Klegerman PC (incorporated by reference to Exhibit 5.1 of this Current Report on Form 8-K)

99.1	Press Release